Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 12, 2004, except for Note 14 to the 2003 financial statements, as to which the date is March 23, 2004, accompanying the consolidated financial statements included in the Annual Report of Ortec International, Inc. on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statement of Ortec International, Inc. on Form S-8 (File No. 333-80799, effective June 16, 1999).

GRANT THORNTON LLP

New York, New York
April 17, 2006